UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 9, 2010

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 9, 2010, Kirby Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement with a group of commercial banks.  The Agreement continues the borrowing limit under the Company’s previously existing revolving credit facility at $250 million, extends the maturity date of the facility from June 14, 2011 to November 9, 2015, and provides for a variable interest rate based on the London Interbank Offered Rate (“LIBOR”).  The interest rate spread varies with the Company’s senior debt rating and is currently 200 basis points over LIBOR.  In addition, the Amended and Restated Credit Agreement allows for an increase in the aggregate commitments of the banks to $325 million, subject to the consent of each bank that elects to participate in the increased commitment.  Borrowings under the facility may be used for general corporate purposes, including acquisitions.  As of November 9, 2010, the Company had no outstanding borrowings under the facility.

The foregoing summary of the terms of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Second Amended and Restated Credit Agreement dated as of November 9, 2010 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President – Investor Relations

Dated:  November 12, 2010

EXHIBIT INDEX

Exhibit 10.1	Second Amended and Restated Credit Agreement dated as of November 9, 2010 among Kirby Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks named therein.